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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A
                               AMENDMENT NO. 1 to
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: August 26, 2002
               (Date of earliest event reported: August 12, 2002)


                    SOUTHERN INVESTORS SERVICE COMPANY, INC.
             (Exact name of registrant as specified in the charter)


           Delaware                         04863                 74-1223691
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
         incorporation                                       Identification No.)

      2727 North Loop West, Suite 200
              Houston, Texas                                         77008
 (Address of principal executive offices)                         (Zip Code)


        Registrant's telephone number, including area code (713) 869-7800

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                                PRELIMINARY NOTE

     This Amendment No. 1 to the registrant's Current Report on Form 8-K (which such original report was dated as of August 12, 2002 and filed on August 13,
2002) amends Item 4 of such Current Report, as set forth on the pages attached hereto.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On August 12, 2002, Southern Investors Service Company, Inc., a Delaware corporation (the "Company"), dismissed Arthur Andersen LLP ("Andersen") as the Company's independent auditor, upon the unanimous recommendation of the Company's Audit Committee and the unanimous approval of its Board of Directors.

     Andersen's audit report on the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2001 contained the following paragraphs reporting that substantial doubt existed as to the Company's ability to continue as a going concern:

          The Company's cash flow from operations has not been adequate to meet the Company's obligations for the past several years. As of December 31, 2001, the Company had sold substantially all of its operating assets and continues to have a deficit in stockholders' equity. As described in Note 1 to the financial statements, even though the Company has restructured certain indebtedness in the last several years and sold substantially all of its operating assets, it continues to be delinquent on $4,831,000 of debt. These factors raise substantial doubt about the Company's ability to continue as a going concern. Also as described in Note 1 to the financial statements, on March 26, 2002, the Board of Directors of the Company determined that the best alternative to settle the Company's existing debt was to file a voluntary petition for relief under the bankruptcy laws. The Company currently anticipates filing a plan of liquidation during 2002.

          The accompanying financial statements have been prepared using the historical cost basis of accounting. Management of the Company believes the historical cost basis of accounting states assets at approximately their liquidation values and states the Company's liabilities at their historical amounts. It is not presently determinable what amounts the creditors will agree to accept in settlement of the obligations due them. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     Andersen's audit report on the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2000 contained the following paragraph reporting that substantial doubt existed as to the Company's ability to continue as a going concern:


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          The Company's cash flow from operations has not been adequate to meet the Company's obligations for the past several years. As of December 31, 2000, the Company had sold substantially all of its operating assets and still has a deficit in stockholders' equity. As described in Note 1 to the Consolidated Financial Statements, even though the Company has restructured certain indebtedness in the last several years, and sold substantially all of its operating assets, it continues to be delinquent on $4,811,000 of debt. There can be no assurance the Company will be able to settle or restructure its debts and obligations with its existing assets or realize the carrying amount of its remaining noncash assets. These factors raise substantial doubt about the Company's ability to continue as a going concern and to realize the carrying amount of its assets. Management is currently reviewing options in regard to these matters as described in Note 1 to the Consolidated Financial Statements. There can be no assurance that actual events will occur in accordance with any of the options management is currently reviewing. The accompanying Consolidated Financial Statements have been prepared assuming the Company will continue as a going concern and do not include any adjustments, which could be significant, relating to the recoverability of asset carrying amounts or the amount and classification of liabilities that might be necessary if the Company is unable to continue as a going concern.

     Other than as set forth above, Andersen's audit reports on the Company's financial statements for the fiscal years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the years ended December 31, 2001 and December 31, 2000 and during the interim period from January 1, 2002 up to and including August 12, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with Andersen's report.

     Effective as of August 12, 2002, Weinstein Spira & Company, PC was approved by the Company's Audit Committee and Board of Directors as the Company's new independent auditors. Management of the Company has not previously consulted with Weinstein Spira & Company, PC concerning any accounting, auditing or reporting matter.

     In accordance with Item 304(a)(3) of Regulation S-B, the Company has requested Andersen to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Current Report on Form 8-K. A representative of Andersen has informed the Company that Andersen is no longer furnishing such letters, and therefore, pursuant to Item 304T of Regulation S-B, no such letter is filed herewith.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c) EXHIBITS.

         Exhibit Number                    Description of Document
         --------------                    -----------------------
         None


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                SOUTHERN INVESTORS SERVICE COMPANY, INC.



                                By: /s/ Eric Schumann
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                                    Eric Schumann,
                                    Senior Vice President -- Finance
                                    Principal Financial and Accounting Officer

Date:  August 26, 2002




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